UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2019

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) adopted the Performance Share Program II (the “Performance Share Program II”) pursuant to the Company’s 2018 Long Term Incentive Compensation Plan (the “LTIP”). The Performance Share Program II was adopted to assist in attracting, motivating and retaining key employees who are expected to contribute meaningfully to the development and growth of the Company by providing such individuals with additional equity-based incentive tied directly to the Company’s financial performance.

Under the Performance Share Program II, the Committee will establish annual performance share awards in the form of restricted stock and/or phantom stock units for each eligible participant. The awards will be denominated at target as performance shares and/or phantom stock units equal to a determined percentage of the participant’s base salary in effect at the date of grant. Each award will have a three-year award period consisting of three one-year performance periods and a three-year service period.

The performance goal for each performance period will be determined by the Committee and set forth in the participant’s award certificate.  At the end of each performance period, the Committee will determine whether the performance goals have been achieved for such performance period and the level of achievement.  The number of performance shares or phantom stock units credited will increase or decrease from the target award depending on the level of achievement of the performance goal.  For example, if for any performance period the threshold performance level is not achieved, no performance shares or phantom stock units will be credited for the performance period; if the threshold performance level is achieved, 50% of the target performance shares and/or phantom stock units will be credited for that performance period; if the target performance level is achieved, 100% of the target performance shares and/or phantom stock units will be credited for that performance period; and if the maximum performance level is achieved, 150% of the target performance shares and/or phantom stock units will be credited for that performance period. For performance levels falling between the threshold and maximum, the number of performance shares and/or phantom stock units will be determined in accordance with straight line interpolation and adjusted accordingly.

All credited performance shares and phantom stock units will remain subject to forfeiture during the full three-year service period, subject to lapse of such forfeiture restrictions earlier in the event of a change in control of the Company, involuntary termination of service without cause, death, disability or retirement, in each case as described in the Performance Share Program II and the LTIP.   At the end of the service period, performance payments will be made with respect to phantom stock units credited to the participant’s account.  All performance share and phantom stock unit awards will be made under the LTIP and remain subject to its terms, including, without limitation, the maximum award limitations set forth therein.

In connection with the adoption of the Performance Share Program II, the Committee approved a form of Combination Award Certificate for the three-year award period commencing January 1,

2019 that contemplates performance goals based on synergies from the Pinnacle merger and adjusted EBITDA after Lease Payments for the first performance period. The threshold, target and maximum performance levels will be set at 85%, 100% and 115% of target performance. The number of performance shares and/or phantom stock units to be credited at the threshold, target and maximum levels will be 50%, 100% and 150% of the award amount. As discussed above, interpolation will be used to calculate the number of performance shares and phantom stock units to be credited for performance between threshold and maximum.

This is only a summary of the Performance Share Program II and the form of Combination Award Certificate adopted thereunder.  The Performance Share Program II and the form of Combination Award Certificate pursuant thereto are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Penn National Gaming, Inc. Performance Share Program II
10.2	Form of Combination Award Certificate for the Penn National Gaming, Inc. Performance Share Program II
10.3

Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 13, 2018). (SEC File No. 000-24206)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2019	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	Executive Vice President and Chief Financial Officer